                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                            WEGENER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               WEGENER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, JANUARY 21, 1997

To the Stockholders:

     The Annual Meeting of Stockholders of WEGENER CORPORATION, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30155, on Tuesday, January 21, 1997 at 7:00 p.m., Eastern Standard Time, for the following purposes:

     (a) To elect one director to hold office until the 2000 Annual Meeting of Stockholders or until his successor shall have been elected and qualified;

     (b) To amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000;

     (c) To amend the Certificate of Incorporation to create a class of preferred stock;

     (d) To amend the 1988 Incentive Plan to increase the number of shares available for grants and awards under the Plan from 500,000 shares to 750,000 shares;

     (e) To consider ratification of the appointment of BDO Seidman as auditors for fiscal year 1997; and

     (f) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed December 9, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer book of Wegener Corporation will not be closed.

     A proxy statement and a proxy solicited by the Board of Directors, together with a copy of the 1996 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By Order of the Board of Directors


                              J. Elaine Miller
                              Secretary
Duluth, Georgia
December 17, 1996

                     PLEASE PROMPTLY COMPLETE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEGENER CORPORATION
                             11350 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30155




                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             OF WEGENER CORPORATION

                         TO BE HELD ON JANUARY 21, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 21, 1997. This Proxy Statement is first being mailed to stockholders on or about December 17, 1996.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company or by voting at the meeting in person or by delivering to the Secretary of the Company a new proxy properly executed and bearing a later date. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting has been set at December 9, 1996. As of November 19, 1996, the Company had outstanding 9,014,937 shares of common stock, $.01 par value. Each share is entitled to one vote. A majority of the shares of common stock outstanding must be present, in person or by proxy, to constitute a quorum.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 19, 1996 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, including their address, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group:

                                                        AMOUNT
                                                          AND
                                                       NATURE OF       PERCENT
                                    DIRECTOR          BENEFICIAL         OF
          NAME                        SINCE            OWNERSHIP        CLASS
     ---------------------        ------------      -------------       -----
     Robert A. Placek                 1987           2,005,323(1)       22.2%
     Heinz W. Wegener                  N/A             626,643(2)        7.0%
     James H. Morgan, Jr.             1987              61,000(3)           *
     C. Troy Woodbury, Jr.            1989              27,729(4)           *
     Joe K. Parks                     1992               9,000(5)           *
     James T. Traicoff                 N/A               7,312(6)           *

     All executive officers and
     directors as a group
     (5 persons)                                     2,110,364(7)       23.4%


---------------------
*Less than 1%

(1) Includes 6,473 shares held in a 401(k) plan, stock options to purchase 153,000 shares, and 120,000 shares over which Mr. Placek has sole voting power but as to which Mr. Placek disclaims any other beneficial interest. Mr. Placek's business address is 11350 Technology Circle, Duluth, Georgia 30136.

(2) Mr. Wegener's wife beneficially owns 231,750 shares, and 96,156 shares are held in a custodial account for her children, with respect to which Mrs. Wegener disclaims beneficial ownership. Mr. Wegener disclaims any beneficial ownership interest in Mrs. Wegener's shares and in the shares of their children, neither of which are included in the table above. Mr. Wegener's business address is 3100-E Northwoods Place, Norcross, Georgia 30071.

(3)  Includes stock options to purchase 14,000 shares.

(4) Includes 1,229 shares held in a 401(k) plan and 26,500 shares subject to currently exercisable stock options.

(5)  Includes stock options to purchase 8,000 shares.

(6) Includes 5,062 shares held in a 401(k) plan and 1,500 shares subject to currently exercisable stock options.

(7) Includes 12,764 shares held in a 401(k) plan and 203,000 shares subject to currently exercisable stock options.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of four directors, elected to staggered three-year terms.

     The term of Robert A. Placek will expire at the Annual Meeting of Stockholders. The Board of Directors has nominated Mr. Placek for re-election as a director of the Company. Unless otherwise directed, the proxies will be voted at the meeting for the election of the nominee or, in the event of an unforeseen contingency, for a different person as a substitute. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEE.

     ROBERT A. PLACEK, age 58, has served as Chairman of the Board of Directors since May 1994 and as President and Chief Executive Officer of the Company since August 1987. Mr. Placek has been President and a director of Wegener Communications, Inc. ("WCI"), a subsidiary of the Company, since 1979.

     JAMES H. MORGAN, JR., age 56, was an attorney and shareholder of O'Callaghan, Saunders & Stumm, P.A., Atlanta, Georgia, from 1985 to
October 1990, at which time he joined the firm of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, as a partner. Smith, Gambrell & Russell, LLP currently acts as general counsel to the Company and receives fees for services rendered. Mr. Morgan has served as a director of WCI since 1983. His term of office expires in 1998.

     C. TROY WOODBURY, JR., age 49, has served as Treasurer and Chief Financial Officer of the Company since June 1988. He also has served as Treasurer and Chief Operating Officer of WCI since September 1992 and as Executive Vice President of WCI since July 1995. Prior to joining the Company in 1988,
Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988. His term of office expires in 1999.

     JOE K. PARKS, age 61, retired, served as Laboratory Director, Threat Systems Development Laboratory of the Georgia Tech Research Institute, a department of the Georgia Institute of Technology, from 1980 to July 1996. The principal business of the Threat Systems Development Laboratory is to design and manufacture radar systems which simulate enemy threats. His term of office expires in 1999.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Executive Compensation, and Incentive Plan Committees. The Audit Committee is composed of Messrs. Placek, Parks and Morgan and held one meeting and acted one time (by unanimous written consent) during the fiscal year ended August 30, 1996. The function of the Audit Committee is to consult with the auditors regarding the plan of audit, the results of the audit and audit controls, and the adequacy of internal accounting controls. The Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent accountants; and considers significant accounting methods adopted or proposed to be adopted.

     The Executive Compensation Committee is composed of Messrs. Placek and Morgan and held two meetings during the fiscal year ended August 30, 1996. The function of the Executive Compensation

Committee is to recommend to the full Board compensation arrangements for the Company's senior management and the adoption of any benefit plans in which officers and directors are eligible to participate.

     The 1988 Incentive Plan Committee is composed of Messrs. Morgan and Parks and held one meeting and acted one time (by unanimous written consent) during the fiscal year ended August 30, 1996. The 1988 Incentive Plan Committee is responsible for determining the key employees who will receive awards under the 1988 Incentive Plan, the amount or number of shares of stock to be granted, and the terms and conditions of each award.

     The 1989 Directors' Incentive Plan Committee is comprised of Messrs. Morgan and Parks and held one meeting and acted one time (by unanimous written consent) during the fiscal year ended August 30, 1996. The 1989 Directors' Incentive Plan Committee is responsible for determining which of the participating directors of the Company will receive awards under the 1989 Directors' Incentive Plan, the form or forms of awards to be granted to any participating director, the amount or number of shares of stock to be granted, and the terms and conditions of each award.

     The Board of Directors does not have a standing nominating committee.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held one meeting and acted five times by unanimous written consent during the fiscal year ended August 30, 1996. During fiscal 1996, each director attended all meetings of the Board of Directors and Committee(s) on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1996, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended August 30, 1996, September 1, 1995, and September 2, 1994.

                           SUMMARY COMPENSATION TABLE



                                                                                                  Long Term
                                                                                                Compensation
                                                      Annual Compensation                  -----------------------
                                                                                                   Awards
-----------------------------------------------------------------------------------------------------------------------------------
          Name                                                                  Other      Restricted                       All
           and                       Fiscal                                    Annual         Stock       Options/         Other
        Principal                     Year        Salary         Bonus      Compensation    Award(s)        SARs       Compensation
        Position                                    ($)           ($)            ($)           ($)           (#)          ($)(b)
-----------------------------------------------------------------------------------------------------------------------------------
Robert A. Placek                      1996        167,623         -0-            -0-            0             0           19,264
   Chairman of the Board,             1995        143,875         -0-            -0-            0          153,000        19,304
   President and Chief                1994        136,375         -0-            -0-            0             0           19,324
   Executive Officer; Director


C. Troy Woodbury, Jr.                 1996        122,533         -0-      15,216(a)            0             0            1,154
   Treasurer and Chief                1995         99,020         -0-            -0-            0             0             521
   Financial Officer;                 1994         91,520         -0-            -0-            0             0             419
   Director


------------------------

(a) Represents a tax reimbursement of $15,216 due to the exercise of options under the 1989 Director's Incentive Plan.

(b) Represents amounts contributed by the Company pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company, as follows:



                                              Insurance
             Name           Fiscal Year       Premiums     401(k) Contributions
             ----           -----------       ---------    --------------------

Robert A. Placek               1996           $17,055           $2,209
                               1995            17,055            2,249
                               1994            17,055            2,269

C. Troy Woodbury, Jr.          1996           $  0              $1,154
                               1995              0                 521
                               1994              0                 419


     STOCK OPTION PLAN

          No options were granted to the Named Executive Officers during the fiscal year ended August 30, 1996.

          The following table provides certain information concerning each exercise of stock options under the Company's Incentive Plans during the fiscal year ended August 30, 1996, by the Named Executive Officers and the fiscal year end value of unexercised options held by such person:


                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES


                                                                    Number of Securities   Value of Unexercised
                                                                         Underlying             In-the-Money
                                                                   Unexercised Options at    Options at Fiscal
                                                                       Fiscal Year End            Year End
                            Shares Acquired             Value            Exercisable/           Exercisable/
      Name                    on Exercise             Realized          Unexercisable         Unexercisable(1)
      ----                  ---------------         ------------   ----------------------  ---------------------
 Robert A. Placek                  0                     $0                  153,000/0           $459,000/$0

 C. Troy Woodbury, Jr.           8,500                 $88,250             21,500/35,000       $82,875/$93,750

-----------------

(1) The market value of the Company's common stock on August 30, 1996 was $6.00 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

COMPENSATION OF DIRECTORS

     The compensation currently payable to each non-employee director of the Company is $300 per meeting attended. However, Mr. Morgan presently does not receive director's fees. The law firm of which Mr. Morgan is a partner receives legal fees for services rendered to the Company. Pursuant to the 1989 Directors' Incentive Plan (the "Directors' Plan"), each non-employee director receives an option to purchase 2,000 shares of common stock on the last day of December of each year at an exercise price equal to the fair market value on such date. Pursuant to the Directors' Plan, during fiscal 1996 Messrs. Morgan and Parks each were granted an option to purchase 2,000 shares at an exercise price of $12.13.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The law firm of Smith, Gambrell & Russell, LLP, of which James H. Morgan is a partner, received legal fees from the Company for services rendered during fiscal 1996. Mr. Morgan is a director of the Company, and served as a member of the Executive Compensation Committee during fiscal 1996. The Executive Compensation Committee is comprised of Mr. Morgan and Robert A. Placek, Chairman of the Board, President and Chief Executive Officer. This Committee met two times during fiscal 1996. See "Report of Board of Directors on Executive Compensation."

     The Company believes that the above described transactions are on terms no less favorable to the Company than could be obtained from non-affiliated parties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The Company has an Executive Compensation Committee comprised of the Chief Executive Officer and one non-employee director of the Company. However, this report is being made by the full Board of Directors, which authorized and approved all components of executive compensation.

     From September 1991 to May 1995, there were no increases in base salary to the President and Chief Executive Officer, the Chairman of the Board or the Chief Financial Officer, and no bonuses have been paid to any executive officer, including the Chief Executive Officer, during the past three fiscal years. In June 1995, the Chief Executive Officer and the Chief Financial Officer received a 22% and 32.8% base salary increase, respectively, and in July 1996, the Chief Executive Officer and the Chief Financial Officer received a 4.5% and 5.0% base salary increase, respectively. The Controller, who is the only other executive officer of the Company, received a modest salary increase in 1993, a 12% increase in 1995 and a 7% increase in 1996. The Executive Compensation Committee and the full Board of Directors reviews the performance of the Chief Executive Officer as well as the other executive officers of the Company, and the full Board of Directors has historically authorized and approved increases in salary or other cash compensation awards. The performance of the Chief Executive Officer and the other executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Board of Directors does not assign relative weights to the factors considered by the Board in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Board of Directors has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

     The Executive Compensation Committee and the Board of Directors also considers other companies in the telecommunications industry and reviews, to the extent such information is available, the compensation paid to the Chief Executive Officers and other executive officers of those companies. During fiscal 1996, the Board of Directors utilized the 1995 salary survey of the American Electronics Association, comprised of technology companies which are grouped by size and by geographic region. The surveyed companies do not necessarily correspond to the Nasdaq Telecommunications Stocks Index utilized by the Company in preparing its Stockholder Return Performance Graph included in the Company's Proxy Statement. However, the salary survey does include a number of technology companies which the Board of Directors believes is an appropriate source of comparative data. As a result of the review of such salary survey, the Board of Directors has concluded that the compensation levels of the Company's Chief Executive Officer and other executive officers are in the lower range of compensation paid by the surveyed companies. The Board of Directors, in reviewing the salary survey, considered the competitiveness of the entire compensation package to its officers and not only certain items of compensation.

     At the present time, the Company has an Incentive Plan for employees and a Directors' Incentive Plan for the purpose of awarding options to its directors, executive officers and other key employees, which plans are administered by the two non-employee directors of the Company, Mr. Parks and Mr. Morgan. The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

          Robert A. Placek              James H. Morgan, Jr.
          C. Troy Woodbury, Jr.         Joe K. Parks

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) and the Index for the NASDAQ Telecommunications Stocks for the period of five fiscal years commencing August 31, 1991 and ending August 30, 1996. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on August 31, 1991.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG WEGENER COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET-US INDEX
            AND THE NASDAQ TELECOMMUNICATIONS INDEX


             WEGENER COMMUNICATIONS, INC.      NASDAQ STOCK MARKET-US    NASDAQ TELECOMMUNICATIONS
8/31/91                100                             100                        100
8/28/92                143                             109                        109
8/27/93                100                             141                        193
9/02/94                186                             148                        184
9/01/95               1229                             200                        201
8/30/96                686                             230                        222

*$100 INVESTED ON 8/31/91 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS.

                                 AGENDA ITEM TWO
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

     At a meeting of the Board of Directors of the Company on October 23, 1996, the directors approved an amendment to Article 4 of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to increase the number of authorized shares of common stock of the Company from 10,000,000 to 20,000,000 shares. In connection therewith, the following resolution will be introduced at the Annual Meeting:

     RESOLVED: That the Certificate of Incorporation is amended by amending Article Four thereof (entitled "FOURTH: AUTHORIZED SHARES") to read, in part, as follows:

          A.   COMMON STOCK.

          One class shall consist of Twenty Million (20,000,000) shares of common stock having a par value of $.01 per share, designated "Common Stock." The holders of Common Stock shall be entitled to elect all the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

     As is discussed in Agenda Item 3 to this Proxy Statement, it is proposed to further amend Article Four of the Certificate of Incorporation to create a class of preferred stock. A copy of the proposed amendment to Article Four of the Certificate of Incorporation, in its entirety, is attached to this Proxy Statement as Exhibit A. The proposed amendments to the Certificate of Incorporation to increase the number of authorized shares of common stock and create a class of preferred stock are separate proposals and each proposal will be voted on and must be approved separately by the stockholders of the Company.

     The Board of Directors recommends that stockholders approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock because it considers the proposal to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The proposed increase in the number of shares of authorized common stock will ensure that additional shares of common stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

     The Board of Directors believes that the availability of the additional shares of common stock for such purposes without delay or the necessity for a special stockholders' meeting, except as may be required by applicable law or regulatory authorities (or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of common stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of common stock is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

     The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposal to increase the number of authorized shares. On November 19, 1996, 9,014,937 shares of common stock were issued and outstanding.

     It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the Company, its stockholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the interest of parties attempting to obtain control of the Company. In connection with any issuance of shares of common stock, the Board of Directors considers such factors as whether such issuance would be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of common stock of the Company or obtain control of the Company.

     Adoption of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                AGENDA ITEM THREE
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                       TO CREATE CLASS OF PREFERRED STOCK


     At a meeting of the Board of Directors of the Company on October 23, 1996, the directors approved an amendment to Article 4 of the Company's Certificate of Incorporation to create a class of preferred stock (the "Preferred Stock"). The proposed amendment authorizes the Board of Directors of the Company, without further stockholder action, to issue from time to time, up to 1,000,000 shares of Preferred Stock. In connection therewith, the following resolution will be introduced at the Annual Meeting:

     RESOLVED: That the Certificate of Incorporation is amended by amending Article Four thereof (entitled "FOURTH: AUTHORIZED SHARES") to read, in part, as follows:

          B.   PREFERRED STOCK.

          One class shall consist of One Million (1,000,000) shares of preferred stock having a par value of $.01 per share, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and to determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such shares and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

          The Board of Directors shall have the power to classify unissued shares of any series of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.

     As is discussed in Agenda Item 3 to this Proxy Statement, it is proposed to further amend Article Four of the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 20,000,000 shares. A copy of the proposed amendment to Article Four of the Certificate of Incorporation, in its entirety, is attached to this Proxy Statement as Exhibit A. The proposed amendments to the Certificate of Incorporation to increase the number of authorized shares of common stock and create a class of Preferred Stock are separate proposals and each proposal will be voted on and must be approved separately by the stockholders of the Company.

     The proposed amendment to the Certificate of Incorporation empowers the Board of Directors to divide any and all of the shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established, including: (i) the distinctive designation of such series and the number of shares which shall constitute such series, (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Company and the sinking fund provision, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether all or a portion is paid before any amount is paid on the common stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

     The Board of Directors recommends that stockholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The proposed creation of Preferred Stock provides the Company with flexibility of action for possible future financing transactions approved by the Board of Directors, including, among others, acquisitions, employee benefit plans and other corporate purposes.

     The Board of Directors believes that the availability of Preferred Stock will be particularly useful since the Board would have the authority to choose the exact terms of the class or series at the time of issuance to respond to investor preferences, developments in types of preferred stock, market conditions, and the nature of the specific transaction. In addition, it may be advantageous in some cases to pay certain investors dividends on equity instead of interest on debt. Preferred stock allows a corporation to offer equity that is potentially far less dilutive of the relative equity value of the holders of its common stock than would be the case if additional shares of its common stock were issued. Preferred stock typically does not enjoy dividend growth corresponding to growth in a company's earnings. In addition, preferred stock can be subject to redemption, also limiting dilution. Because future developments in this area cannot be foreseen, the Company believes that it will be able to benefit directly from these and other uses of Preferred Stock created in the future.

     Opportunities may arise that require prompt action, such as properties or businesses becoming available for acquisition or favorable market conditions existing for the sale of a particular type of preferred stock. The Board of Directors believes that the availability of Preferred Stock eliminates the delay and expense of seeking stockholder approval at the time of the issuance of such stock, thereby enabling the Company and its stockholders to effectively benefit from such an opportunity.

     The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the shares of Preferred Stock which would be authorized by the proposal to create a class of Preferred Stock.

     The existence of the Preferred Stock does not, by itself, have any effect on the rights of holders of the Company's common stock. It should be noted, however, that the issuance of one or more series of Preferred Stock in the future could affect the holders of common stock in a number of respects, including the following: the issuance of Preferred Stock would probably subordinate the common stock to the Preferred Stock in terms of dividend and liquidation rights, since Preferred Stock typically entitles its holder to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made on the common stock; if voting or conversion rights are granted to the holders of Preferred Stock, the voting power of the common stock (including stock held by any persons who may be seeking to obtain control of the Company) would be diluted; the issuance of Preferred Stock may result in a dilution of earnings per share of the present common stock and certain fundamental matters requiring stockholder approval (such as mergers, consolidations, sales of assets and future amendments to the Certificate of Incorporation) may require approval by the separate vote of each class, including the additional class (or in some cases each series of that class) before action can be taken by the Company.

     Issuance of the Preferred Stock could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the Company's stockholders. Thus, it could benefit present management by helping them to retain their positions. For example, shares of Preferred Stock could be issued and sold which possess voting or conversion rights which would make it more difficult for a person or organization to gain control of the Company, especially if the shares were issued in a private placement to a party or parties sympathetic to management and opposed to any attempt to gain control of the Company. In connection with any issuance of shares of Preferred Stock, the Board of Directors considers such factors as whether such issuance would be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies The Board of Directors is presently unaware of any specific effort to obtain control of the Company or remove incumbent management.

     Adoption of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                AGENDA ITEM FOUR
                      PROPOSAL TO AMEND 1988 INCENTIVE PLAN


     In 1988, the Company adopted its 1988 Incentive Plan (the "Plan") and reserved 500,000 shares of the Company's Common stock to cover incentive awards (the "Awards") to be granted under the Plan during its ten year term. The Plan was amended in 1989 and in November of 1996 for the purpose of changing the name of the Plan and making certain minor changes to the administrative provisions of the Plan. The Plan provides for the granting of Awards to key employees of the Company and its subsidiaries whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. The Plan is intended to attract and retain persons of ability, motivate and reward good performance, encourage key employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide opportunities for stock ownership by such employees in order to increase their proprietary interests in the Company.

THE PROPOSED AMENDMENT

     On January 16, 1996, the Board of Directors approved, subject to stockholder approval at the 1997 Annual Meeting of Stockholders, an amendment to the Plan to increase the number of shares available for issuance under the Plan by 250,000 shares, from 500,000 shares to 750,000 shares. As of November 19, 1996, there remained 246,715 shares available under the Plan to be issued upon exercise of Awards to be granted under the Plan. The Board of Directors believes it to be in the best interest of the Company and its stockholders to increase the number of shares authorized and available for issuance pursuant to the terms of the Plan. A copy of the proposed amendment to the Plan is attached to this Proxy Statement as Exhibit B and incorporated herein by reference.

     The Board of Directors of the Company recommends the stockholders vote FOR the proposed amendment. Approval of the amendment to the Plan requires the affirmative vote of a majority of all stockholders entitled to vote on this matter.

GENERAL DESCRIPTION OF THE PLAN

     EFFECTIVE DATE. The effective date of the Plan is December 1, 1988. Awards may be granted pursuant to the Plan from time to time, but no later than ten years from the effective date, unless otherwise approved by a majority of the Company's stockholders.

     ADMINISTRATION OF THE PLAN. The Plan is administered by the Incentive Plan Committee of the Board of Directors (the "Committee"), which Committee shall consist of not less than two "non-employee directors" as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Subject to the provisions of the Plan, the Committee has sole authority to select the officers and other key employees to whom grants of Awards may be made, to determine the type of Award to be granted to the eligible employee, the number of shares of stock to be covered by each Award, and the terms and conditions of Awards granted under the Plan.

     SHARES SUBJECT TO THE PLAN. Prior to the recent amendments to the Plan, the maximum number of shares of common stock reserved and available for distribution under the Plan was 500,000. The Committee, in its discretion, may award other securities issued by the Company that are convertible into common stock or make other securities subject to purchase pursuant to the exercise of an option. Shares reserved for issuance under the Plan may consist in whole or in part of authorized and unissued shares of common stock or treasury shares. Shares underlying lapsed, forfeited or canceled Awards will be restored to the status of authorized shares available for distribution under the Plan.

     PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN. The Plan authorizes, at the discretion of the Committee, Awards to be granted to officers and key employees of the Company or any participating subsidiary of the Company, who is not also a director of the Company and who, in the judgment of the Committee, is responsible for or contributes to the management, growth or profitability of the business of the Company or any participating subsidiary of the Company. There are currently approximately 134 employees eligible for participation in the Plan. As of November 19, 1996, the fair market value of the common stock of the Company currently subject to outstanding Awards was approximately $873,906.

     AWARDS. The Plan authorizes the Committee to grant (i) incentive and nonqualified stock options, (ii) stock appreciation rights, (iii) performance units, (iv) restricted stock, (v) deferred stock, or any combination of the foregoing, as more fully described below:

     1. STOCK OPTIONS. Stock options may be granted either alone or in conjunction with other Awards under the Plan. Stock options granted under the Plan may be either incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options. To the extent that any stock option fails to qualify as an incentive stock option, it shall constitute a nonqualified stock option.

     No stock option may be granted after the expiration of ten years from the effective date of the Plan and the aggregate fair market value (determined as of the date an option is granted) of common stock for which incentive stock options granted to any eligible employee may first become exercisable in any calendar year may not exceed $100,000.

     Stock options granted pursuant to the Plan are nontransferable. Incentive stock options must be exercised within ten years from the date of grant at an exercise price of not less than 100% of the fair market value of the stock on the date of grant. With respect to options granted to a 10% stockholder, the option must be exercised within five years from the date of grant at an exercise price of not less than 110% of the fair market value of the stock on such date. In the case of nonqualified stock options, the term may not exceed ten years and one day from the date of grant and the exercise price may not be less than 75% of the fair market value on the date of grant.

     No directors are eligible to participate in the Plan. As of November 19, 1996, stock options had been granted as follows: 9,000 shares to all executive officers as a group and 244,285 shares to all non-executive employees as a group.

     2. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs") may be granted under the Plan alone, in conjunction with incentive or nonqualified stock options or in tandem with nonqualified stock options granted under the Plan.

     Upon exercise of an SAR, an employee is entitled, subject to such terms and conditions as the Committee may specify, to receive an amount in cash or shares of common stock equal in value to the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR is exercised. No SARs have been granted under the Plan.

     3. PERFORMANCE UNITS. The Plan provides for the Award of "performance units." In granting performance units, the Committee shall determine a "performance period" of one or more years and shall determine the performance objectives for grants of performance units. Performance objectives may vary from employee to employee and between groups of employees and may be based upon such criteria or combination of factors as the Committee may deem appropriate.

     At the beginning of a performance period, the Committee shall determine for each employee eligible for performance units the range of dollar values, if any, which shall be paid to an employee as an Award if the relevant measure of performance for the performance period is met. No performance units have been granted.

     4. RESTRICTED STOCK. Restricted stock may be received by an employee either as an Award or as the result of an exercise of an option or SAR or as payment for a performance unit. Restricted stock granted under the Plan shall be subject to a "restriction period" (after which restrictions shall lapse) commencing on the date of grant of the Award and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine.

     Except as otherwise provided in the Plan, no shares of restricted stock may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee may require certificates for restricted stock delivered under the Plan to be held in custody by a bank or other institution or by the Company itself until the restriction period expires or the restrictions thereon otherwise lapse. In addition, the Committee may require the employee to deliver a stock power of attorney endorsed in blank relating to the restricted stock as a condition of receipt of restricted stock.

     5. DEFERRED STOCK. Deferred stock may be credited to an employee either as an Award, or as the result of an exercise of an option or SAR or as payment for a performance unit. Deferred stock granted under the Plan will be subject to a "deferral period" commencing on the date the Deferred stock is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee may determine.

     Except as otherwise provided in the Plan, no deferred stock credited to an employee may be sold, exchanged, transferred, pledged, or otherwise disposed of during the deferral period. At the expiration of the deferral period, an employee will be entitled to receive a certificate for the number of shares of stock equal to the number of shares of deferred stock credited to such employee. No deferred stock has been granted.

     REORGANIZATION AND RECAPITALIZATION. In the event of any recapitalization, reclassification, split up or consolidation of shares of stock, merger or consolidation of the Company or sale by the Company of all or a substantial portion of its assets, the Committee may make such appropriate adjustments in the stock subject to Awards, including stock subject to purchase by an option, or the terms, conditions or restrictions on stock or Awards as the Committee deems equitable; provided, however, that no such adjustments shall be made on or after the occurrence of a change in control without the affected employee's consent.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments are reported to the Board. No amendment may, without approval of a majority of the Company's stockholders, (1) alter the group of persons eligible to participate in the Plan, (2) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the 1934 Act or any successor rule or regulation, (3) increase the maximum number of shares of stock which are available for Awards under the Plan,
(4) affect the
authority of the Committee to administer the Plan, or (5) extend the period during which Awards may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Award. On or after the occurrence of a change in control, the Plan may not be amended or terminated until all payments required under the Plan are made.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code and Treasury Regulations currently in effect, a participant in the Plan generally will not recognize taxable income or gain upon the grant under the Plan of an incentive stock option, a nonqualified stock option (other than such an option having a readily ascertainable fair market value), restricted stock or deferred stock, an SAR or a right to a payment with respect to a performance unit. Instead, the recognition of taxable income generally will be triggered by a future event such as the lapse of a restriction on transferability, the disposition of shares obtained through an incentive stock option, the exercise of a nonqualified option or SAR or the receipt of the payment with respect to a performance unit.

     INCENTIVE STOCK OPTIONS. All incentive stock options granted or to be granted under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a)  gain on the sale or other disposition; or

     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and
(2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a nonqualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a nonqualified stock option.

     NONQUALIFIED STOCK OPTIONS. All options granted or to be granted under the Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the Plan will recognize taxable income upon the grant of a nonqualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee).
However, under the applicable Treasury Regulations, the nonqualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a nonqualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     SARS AND PERFORMANCE UNITS. On the exercise of an SAR or the receipt by a Plan participant of a payment with respect to a performance unit, the participant generally will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock (determined as of the date of exercise of the SAR, or the date of receipt of a payment with respect to the performance unit, whichever is applicable), if any, received. However, the amount of ordinary income recognized and the timing of the recognition of that income may be different if the Plan participant receives stock with respect to which there is a substantial risk of forfeiture (such as restricted stock or deferred stock) in connection with the exercise of an SAR or a payment with respect to a performance unit. The computation of the ordinary income to be recognized and the timing of the income recognition with respect to the receipt of stock with a substantial risk of forfeiture is discussed below in connection with restricted stock and deferred stock. A plan participant will not recognize a loss on the termination of an unexercised SAR received under the Plan.

     RESTRICTED STOCK AND DEFERRED STOCK. Generally, and except as noted below, the grant of restricted stock or deferred stock is not taxable at the time of the grant. Instead, at the time restricted stock or deferred stock vests or becomes transferable, an employee will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock or deferred stock, as applicable, on the date the shares vest over (ii) the price, if any, paid for such restricted stock or deferred stock, whichever is applicable. An employee may, however, elect to recognize income as of the date of grant of the restricted stock or deferred stock, in an amount equal to (i) the excess of the fair market value of the restricted stock or deferred stock, whichever is applicable, on the date of grant over (ii) the price, if any, paid for the restricted stock or deferred stock, whichever is applicable. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock or deferred stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. The use of restricted stock or deferred stock as all or a portion of the exercise price of a nonqualified stock option will not result in gain or loss to the optionee to the extent that such optionee receives through the exercise of such option shares of stock having restrictions and conditions substantially similar to those applicable to such restricted stock or deferred stock. Dividends paid on the shares of restricted stock or deferred stock before they vest will be taxed to the employee either as additional compensation or, if the employee has made the election described above, as dividend income.

     In most cases, the basis in shares acquired upon exercise of a nonqualified option or SAR, upon an award of restricted stock or deferred stock or upon payment with respect to a performance unit, will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. However, if shares of restricted stock or deferred stock are surrendered to pay the exercise price of a nonqualified stock option, the basis of the shares received in exchange therefor which bear comparable restrictions and conditions will be equal to the basis of such shares of restricted stock or deferred stock. In the case of an incentive stock option, the basis of the shares acquired on exercise of the option will be equal to the option's exercise price, and the holding period of the shares will begin on the date the incentive stock option is exercised.

     As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from Awards granted under the Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that the Company withholds the applicable amount with respect to the ordinary income recognized by the employee. The Company will not, however, be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. The Company also may not be entitled to a deduction with respect to payments to certain employees of the Company to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

     GENERAL. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Securities Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Prospectus, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and the income tax regulations which interpret provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Award holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of an Award. Each employee receiving an Award should consult with his or her personal tax advisor regarding federal, state or local tax consequences of participating in the Plan.

                                AGENDA ITEM FIVE
                             APPOINTMENT OF AUDITORS

     The firm of BDO Seidman, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended August 30, 1996. The Board of Directors has selected this same firm to audit the accounts and records of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has or has had during the past year any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and income tax preparers.

     Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.


              ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1996 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended August 30, 1996, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. James T. Traicoff, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30155. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company no later than August 20, 1997 in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30155.


                                     GENERAL

     The cost of this proxy solicitation will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report to Stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, the Company will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

     Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

                                        By Order of the Board of Directors,



                                        J. Elaine Miller
                                        Secretary
December 17, 1996

                                    EXHIBIT A

                              PROPOSED AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                               WEGENER CORPORATION


     WHEREAS, the Board of Directors of Wegener Corporation (the "Company") deems it desirable to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to increase the number of authorized shares of common stock to 20,000,000 and to create a class of preferred stock;

     NOW, THEREFORE, the Certificate of Incorporation is amended by deleting Section four thereof in its entirety and substituting the following new Section four therefor:

     "FOURTH: AUTHORIZED SHARES. The Corporation shall have authority to issue Twenty One Million (21,000,000) shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

     A.   COMMON STOCK.

          One class shall consist of Twenty Million (20,000,000) shares of common stock having a par value of $.01 per share, designated "Common Stock." The holders of Common Stock shall be entitled to elect all the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the stockholders of the Corporation.

     B.   PREFERRED STOCK.

          One class shall consist of One Million (1,000,000) shares of preferred stock having a par value of $.01 per share, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and to determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such shares and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the

          Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

          The Board of Directors shall have the power to classify unissued shares of any series of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved."

                                    EXHIBIT B

                                 AMENDMENT NO. 3
                               1988 INCENTIVE PLAN
                               WEGENER CORPORATION


     WHEREAS, the Board of Directors of Wegener Corporation (the "Company") has previously adopted, as amended, and the stockholders of the Company have approved, the 1988 Incentive Plan (the "Plan") pursuant to which incentive awards may be granted to eligible officers and key employees of the Company; and

     WHEREAS, the Board of Directors of the Company deems it desirable to further amend the Plan as provided herein;

     NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                    ARTICLE I

                                AMENDMENT TO PLAN

     1.1 Section 3 of the Plan shall be amended by deleting the first sentence thereof in its entirety and substituting the following new sentence therefor:

          "The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 750,000 shares."

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

     2.1 The amendment effected hereby shall be effective for awards granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the stockholders of the Company entitled to vote thereon. In the event stockholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any award granted in the intervening period to eligible employees shall be void.

                              WEGENER CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 21, 1997 AT 7:00 P.M., EASTERN STANDARD TIME.

    The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 21, 1997 at 7:00 p.m. at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30155, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect the following nominee as director to serve until the 2000 Annual Meeting of Stockholders and until his successor is elected and qualified:

                                Robert A. Placek

           / / FOR the nominee listed above            / / WITHHOLD AUTHORITY to vote for the nominee
           (except as indicated to the contrary
           below)

    (To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

--------------------------------------------------------------------------------

(2) To amend the Certificate of Incorporation as set forth in Exhibit A to the Proxy Statement dated December 17, 1996 to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000;
  / / FOR                    / / AGAINST                    / / ABSTAIN

(3) To amend the Certificate of Incorporation as set forth in Exhibit A to the Proxy Statement dated December 17, 1996 to create a class of Preferred Stock;
      / / FOR                    / / AGAINST                    / / ABSTAIN

(4) To amend the 1988 Incentive Plan to increase the number of shares available for grants and awards under the Plan from 500,000 shares to 750,000 shares;
      / / FOR                    / / AGAINST                    / / ABSTAIN

(5) To ratify the appointment of BDO Seidman as auditors for the Company and its subsidiaries for the fiscal year 1997.
      / / FOR                    / / AGAINST                    / / ABSTAIN

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEE REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (2), (3), (4), AND (5).

                                       The undersigned revokes and prior proxies
                                       to vote the shares covered by this proxy.
                                    ____________________________________________
                                                     Signature
                                    ____________________________________________
                                                     Signature
                                       Date: _____________________________, 199_
                                       (When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.